UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 31, 2023

LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in its charter)

Delaware	1-36756	47-0961620
Delaware	1-12407	72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)
5321 Corporate Boulevard
,
Baton Rouge
,
Louisiana
70808
(Address of principal executive offices and zip code)
(
225
)
926-1000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Lamar Advertising Company securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	LAMR	The NASDAQ Stock Market, LLC
Lamar Media Corp. securities registered pursuant to Section 12(b) of the Act: none
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).

Lamar Advertising Company	Emerging growth company ☐

Lamar Media Corp.	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Lamar Advertising Company  ☐
Lamar Media Corp.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
On July 31, 2023, Lamar Advertising Company’s (the “
Company
”) direct wholly owned subsidiary Lamar Media Corp. (“
Lamar Media
”) entered into the Amendment No. 4, dated as of July 31, 2023 (the “
Amendment
”), to the Fourth Amended and Restated Credit Agreement dated February 6, 2020, by and among Lamar Media, as Borrower, the Company, Lamar Media’s subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and certain lenders from time to time party thereto (such agreement, as amended, the “
Credit Agreement
”). Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement.
The Amendment extends the maturity date of Lamar Media’s $750.0 million revolving credit facility (the “
Revolving Facility
”) such that the Revolving Facility matures July 31, 2028;
provided
, that, if on the date (a “
Springing Maturity Test Date
”) that is 91 days prior to either the then scheduled maturity date of Lamar Media’s $600.0 million Term Loan B facility (the “
Term B Loan Facility
”) (which is currently February 6, 2027) or the February 15, 2028 maturity date of Lamar Media’s 3.750% Senior Notes due 2028 (the “
2028 Senior Notes
”), the Company and its restricted subsidiaries do not have sufficient liquidity (defined as unrestricted cash and cash equivalents of the Company and its restricted subsidiaries plus unused commitments under the Revolving Facility) to repay in full the aggregate outstanding amount (including all accrued and unpaid interest, premiums and make-whole amounts (if any)) of the Term B Loan Facility or the 2028 Senior Notes (as applicable), the Revolving Facility will mature on such Springing Maturity Test Date. On the maturity date of the Revolving Facility, the entire principal amount of revolving loans outstanding under the Revolving Facility, together with all accrued and unpaid interest on such revolving loans, will be due and payable.
The Amendment also establishes a $75.0 million swingline as a sublimit of the Revolving Facility, which allows Lamar Media to borrow revolving loans on a same-day
basis, in an aggregate outstanding principal amount of up to $75.0 million. In addition, the Amendment amends the provisions of the Credit Agreement related to incremental facilities to allow Lamar Media to establish, from to time to time, one or more new incremental revolving facilities on the terms, and subject to the conditions, set forth in the Credit Agreement.
The interest rates, unused fees, guarantees, covenants, events of default and other material terms of the Credit Agreement applicable to the Revolving Facility remain unchanged by the Amendment.
The Administrative Agent, the lenders under the Credit Agreement and each of their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for Lamar Media and its affiliates, for which they receive customary fees.
The description above is qualified in its entirety by the Amendment filed as Exhibit 10.1 to this Current Report on
Form 8-K
and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance
Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 4, dated as of July 31, 2023 to the Fourth Amended and Restated Credit Agreement dated February 6, 2020, by and among Lamar Media, as Borrower, the Company, Lamar Media’s subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and certain lenders from time to time party thereto.

104	Cover Page Interactive Data File - (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 2, 2023	LAMAR ADVERTISING COMPANY

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer, and Treasurer

Date: August 2, 2023	LAMAR MEDIA CORP.

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer, and Treasurer